UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 23, 2017

KILROY REALTY CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	1-12675	95-4598246
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12200 W. Olympic Boulevard, Suite 200 Los Angeles, California		90064
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:
(310) 481-8400

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.03     AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On August 23, 2017, Kilroy Realty Corporation (the “Company”) filed with the State Department of Assessments and Taxation of Maryland (the “Department”) two separate Articles Supplementary to its Articles of Restatement, as amended and supplemented, (i) reclassifying 4,600,000 authorized but unissued shares of the Company's 6.875% Series G Cumulative Redeemable Preferred Stock (the “Series G Preferred Stock”), constituting all of the shares classified and designated as Series G Preferred Stock, as authorized but unissued and unclassified shares of preferred stock, par value $0.01 per share (the “Preferred Stock”) of the Company, and (ii) reclassifying 4,000,000 authorized but unissued shares of the Company's 6.375% Series H Cumulative Redeemable Preferred Stock (the “Series H Preferred Stock”) constituting all of the shares classified and designated as Series H Preferred Stock, as authorized but unissued and unclassified shares of Preferred Stock of the Company.

The Articles Supplementary for both the Series G Preferred Stock and the Series H Preferred Stock were effective upon filing with the Department. The foregoing summary is qualified in its entirety by reference to the full text of both the Articles Supplementary, copies of which are attached as Exhibit 3.1 and Exhibit 3.2 hereto and incorporated herein by reference.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits.

3.1*	Articles Supplementary reclassifying shares of the Series G Preferred Stock of the Company
3.2*	Articles Supplementary reclassifying shares of the Series H Preferred Stock of the Company
*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kilroy Realty Corporation
Date: August 23, 2017

By:	/s/ Heidi R. Roth
Heidi R. Roth Executive Vice President, Chief Accounting Officer and Controller

EXHIBIT INDEX

3.1*	Articles Supplementary reclassifying shares of the Series G Preferred Stock of the Company
3.2*	Articles Supplementary reclassifying shares of the Series H Preferred Stock of the Company
*	Filed herewith